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                                                                    EXHIBIT 3.01

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               QUOKKA SPORTS, INC.


        Alan Ramadan and Les Schmidt hereby certify that:

        1. The name of this corporation is Quokka Sports, Inc.

        2. The Certificate of Incorporation of this corporation was filed by the Secretary of State of the State of Delaware on August 15, 1996, in the name of Quokka Productions, Inc. The corporation's name was changed to Quokka Sports, Inc. in an Amended and Restated Certificate of Incorporation filed by the Secretary of State on September 16, 1996.

        3. They are the duly elected and acting President and Secretary, respectively, of Quokka Sports, Inc., a Delaware corporation.

        4. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:


                                    ARTICLE I
                                      NAME

        The name of this corporation is Quokka Sports, Inc. (the "Corporation" or the "Company").

                                   ARTICLE II
                                     ADDRESS

        The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of Newcastle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                      STOCK

        This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."


                                       1.
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        1. AUTHORIZED COMMON STOCK. The total number of shares of Common Stock which the Corporation is authorized to issue is Forty Five Million Seven Hundred Thousand (45,700,000) shares, each having a par value of One One-Hundredth of One Cent ($0.0001) per share. The Common Stock shall be issued in two series, Voting Common Stock and Nonvoting Common Stock. Forty Five Million Four Hundred Thousand (45,400,000) shares shall be Voting Common Stock. Three Hundred Thousand (300,000) shares shall be Nonvoting Common Stock.

        2. RIGHTS, PREFERENCES AND PRIVILEGES OF COMMON STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Voting Common Stock and Nonvoting Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Section 2.

               (a) VOTING RIGHTS. Except as provided by Delaware General Corporation Law, the holders of Nonvoting Common Stock shall not be entitled to vote their shares on any matter which the holders of Common Stock shall otherwise be entitled to vote their shares.

               (b) CONVERSION RIGHTS. The holders of the Nonvoting Common Stock shall have the following rights with respect to the conversion of the Nonvoting Common Stock into shares of Voting Common Stock:

                        (1) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 2, any shares of Nonvoting Common Stock may, after March 1, 1999, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Voting Common Stock. The number of shares of Voting Common Stock to which a holder of Nonvoting Common Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Nonvoting Conversion Rate" then in effect (determined as provided in Section 2(b)(2)) of Article IV by the number of shares of Nonvoting Common Stock being converted. The "Nonvoting Original Issue Price" is $0.50 per share.

                        (2) CONVERSION RATE. The conversion rate in effect at any time for conversion of the Nonvoting Common Stock (the "Nonvoting Conversion Rate") shall be the quotient obtained by dividing the Nonvoting Original Issue Price by the "Nonvoting Conversion Price" as defined in Section 2(b)(3) of
Article IV.

                        (3) CONVERSION PRICE. The conversion price for the Nonvoting Common Stock shall initially be the Nonvoting Original Issue Price (the "Nonvoting Conversion Price"). Such initial Nonvoting Conversion Price shall be adjusted from time to time in accordance with this Section 2(b). All references to the Nonvoting Conversion Price herein shall mean the Nonvoting Conversion Price as so adjusted.

                        (4) MECHANICS OF CONVERSION. Each holder of Nonvoting Common Stock who desires to convert the same into shares of Voting Common Stock pursuant to this Section 2(b) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Nonvoting Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Nonvoting Common Stock being converted. Thereupon, the


                                       2.
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Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Voting Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Voting Common Stock (at the Voting Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Nonvoting Common Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Nonvoting Common Stock to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock on such date. If such conversion is in connection with a dissolution or liquidation of the Corporation or a Sale or Merger, the holder may condition such conversion upon the consummation of such Sale or Merger transaction or the effectiveness of such dissolution or liquidation.

                        (5) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Nonvoting Common Stock is issued (the "Nonvoting Original Issue Date") effect a subdivision of the outstanding Voting Common Stock, the Nonvoting Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Nonvoting Original Issue Date combine the outstanding shares of Voting Common Stock into a smaller number of shares, the Nonvoting Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 2(b)(5) of Article IV shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        (6) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Nonvoting Original Issue Date, the Voting Common Stock issuable upon the conversion of the Nonvoting Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2(b)), in any such event each holder of Nonvoting Common Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Voting Common Stock into which such shares of Nonvoting Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                        (7) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Nonvoting Original Issue Date, there is a capital reorganization of the Voting Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2(b)), as a part of such capital reorganization, provision shall be made so that the holders of the Nonvoting Common Stock shall thereafter be entitled to receive upon conversion of the Nonvoting Common Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Voting Common Stock deliverable


                                       3.
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upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2(b) with respect to the rights of the holders of Nonvoting Common Stock after the capital reorganization to the end that the provisions of this Section 2(b) (including adjustment of the Nonvoting
Conversion Price then in effect and the number of shares issuable upon conversion of the Nonvoting Common Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                        (8) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Corporation to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Nonvoting Common Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Voting Common Stock (or other securities) shall be entitled to exchange their shares of Voting Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                        (9) AUTOMATIC CONVERSION.

                                (i) Each share of Nonvoting Common Stock shall
automatically be converted into shares of Voting Common Stock, based on the then-effective Nonvoting Common Stock Price, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 2(b)(4).

                                (ii) Upon the occurrence of the event specified
in paragraph (i) above, the outstanding shares of Nonvoting Common Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Voting Common Stock issuable upon such conversion unless the certificates evidencing such shares of Nonvoting Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Nonvoting Common Stock, the holders of Nonvoting Common Stock shall surrender the certificates representing such


                                       4.
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shares at the office of the Corporation or any transfer agent for the Nonvoting
Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Voting Common Stock into which the shares of Nonvoting Common Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 2(b)(4) of Article IV.

                        (10) FRACTIONAL SHARES. No fractional shares of Voting Common Stock shall be issued upon conversion of Nonvoting Common Stock. All shares of Voting Common Stock (including fractions thereof) issuable upon conversion of more than one share of Nonvoting Common Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Voting Common Stock's fair market value (as determined by the Board) on the date of conversion.

                        (11) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Voting Common Stock upon conversion of shares of Nonvoting Common Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Voting Common Stock in a name other than that in which the shares of Nonvoting Common Stock so converted were registered.

                        (12) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Nonvoting Common Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Nonvoting Common Stock. If at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Nonvoting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

        3. AUTHORIZED PREFERRED STOCK. The total number of shares of Preferred Stock which the Corporation is presently authorized to issue is Twenty Seven Million Six Hundred Thousand (27,600,000) shares, each having a par value of One One-Hundredth of One Cent ($0.0001).

        4. BLANK CHECK PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to provide for the issue of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating,


                                       5.
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optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also authorized to increase or decrease the number of shares of any series other than the Series A Preferred and the Series B Preferred (each as defined below) subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        5. RIGHTS, PREFERENCES AND PRIVILEGES OF PREFERRED STOCK. Seven Million Nine Hundred Sixty Five Thousand Six Hundred Eighty Eight (7,965,688) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" ("Series A Preferred"). Eleven Million One Hundred Twenty Seven Thousand Six Hundred Twenty (11,127,620) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" ("Series B Preferred"). Eight Million Five Hundred Thousand (8,500,000) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" ("Series C Preferred"). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, Series B Preferred and Series C Preferred are as follows:

               (a) DIVIDEND RIGHTS.

                        (1) The holders of Series C Preferred, Series B Preferred and Series A Preferred, prior to and in preference to the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive dividends at the rate of 8% of the respective Original Issue Price (as defined in Section 5(c)(1)) per annum on each outstanding share of Series C Preferred, Series B Preferred and Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative from the Original Issue Date (as defined in Section 5(d)(6) below).

                        (2) No dividend, whether cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to any agreement which permits the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 5(a)(1) above) on the Series C Preferred, Series B Preferred and Series A Preferred shall have been paid or declared and set apart. No dividends will be paid on any share of Junior Stock unless (i) a dividend equal to at least 8% of the Original Issue Price applicable to such series of Preferred Stock has been paid on the Series C Preferred, Series B Preferred and Series A Preferred for the prior 12 months pursuant to the above provisions of this Section 5(a) and (ii) a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 5(a)) is paid with respect to all outstanding shares of Series C Preferred, Series B Preferred and Series A Preferred in an amount for each share of Series C Preferred, Series B Preferred and Series A Preferred equal to or greater than the aggregate amount of such dividends for all shares of the Company's Voting Common Stock (which for the purposes of this Section 5


                                       6.
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of Article IV will be referred to as "Common Stock") into which each such share of Series C Preferred, Series B Preferred and Series A Preferred could then be converted. The provisions of this Section 5(a)(2) shall not apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is approved by the Company's Board of Directors.

               (b) VOTING RIGHTS. Except as otherwise provided herein, including
Section 5(e) or as required by law, the shares of Series C Preferred, Series B Preferred and Series A Preferred shall be entitled to vote with the shares of the Common Stock, and not as a separate class, at any annual or special meeting of stockholders, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series C Preferred, Series B Preferred and Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred, Series B Preferred and Series A Preferred could be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                        (1) Until the Company has had a firmly-underwritten public offering that meets the provisions of Section 5d(2)(i) below, the holders of Series A Preferred, voting as a separate class, shall have the right to elect two directors. Such right can be exercised, from time to time, at any annual meeting or at any special meeting called for such purpose, or any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of a majority of all outstanding shares of Series A Preferred. Upon the written request of the holders of record of a majority of the outstanding Series A Preferred, the Secretary of the Company will call a special meeting of the holders of such shares for the election of such two directors. Such meeting must be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of Stockholders, or at a place and time designated in the foregoing written request. Directors elected by the Series A Preferred will serve until their successors have been elected, or their removal, by the holders of the Series A Preferred. If any vacancy occurs among the directors elected by the holders of the Series A Preferred as a class, the remaining director who has been so elected can appoint a successor to hold office for the expired term of the director whose place is vacant. If both directors elected by the Series A Preferred cease to serve as directors before their terms expire, the holders of the Series A Preferred then outstanding and entitled to vote for such directors can, by written consent, at a special meeting of such holders as provided above, or at the next annual meeting, elect successors to hold office for the unexpired terms of the directors whose places become vacant.

                        (2) Until the Company has had a firmly-underwritten public offering that meets the provisions of Section 5d(2)(i) below, any amendment to the Bylaws of the Company to increase the number of directors above eight (8) members shall require the approval of the holders of record of a majority of all outstanding shares of Series C Preferred, Series B Preferred and Series A Preferred, voting together as a separate class.

               (c) LIQUIDATION RIGHTS.


                                       7.
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                        (1) Upon any liquidation (as defined below), dissolution
or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Preferred, Series A Preferred or Junior Stock by reason of their ownership thereof, the sum of (A) Three Dollars and Twenty-Five Cents ($3.25) (the "Series C Original Issue Price") plus (B) any declared and unpaid dividends from the Original Issue Date (as defined in Section 5(d)(6) below) until the date of payment (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Preferred held by them. If the assets of the Corporation are insufficient to make payment in full to all holders of Series C Preferred pursuant to this Section 5(c)(1), then such assets shall be distributed among the holders of Series C Preferred at the time outstanding ratably in proportion to the full amounts to which they would otherwise be entitled under this Section 5(c)(1).

                        (2) After the payment of the full liquidation preference of the Series C Preferred as set forth above in Section 5(c)(1), upon any liquidation (as defined below), dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred or Junior Stock by reason of their ownership thereof, the sum of (A) One Dollar Fifty Cents ($1.50) (the "Series B Original Issue Price") plus (B) any declared and unpaid dividends from the Original Issue Date (as defined in Section 5(d)(6) below) until the date of payment (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B Preferred held by them. If the assets of the Corporation are insufficient to make payment in full to all holders of Series B Preferred pursuant to this Section 5(c)(2), then such assets shall be distributed among the holders of Series B Preferred at the time outstanding ratably in proportion to the full amounts to which they would otherwise be entitled under this Section 5(c)(2).

                        (3) After the payment of the full liquidation preference of the Series C Preferred as set forth above in Section 5(c)(1) and the Series B Preferred as set forth above in Section 5(c)(2), upon any liquidation (as defined below), dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Stock by reason of their ownership thereof, the sum of (A) Sixty Eight Cents ($0.68) (the "Series A Original Issue Price") plus (B) any declared and unpaid dividends from the Original Issue Date (as defined in Section 5(d)(6) below) until the date of payment (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred held by them. If the remaining assets of the Corporation after payment of the full liquidation preference of the Series C Preferred and Series B Preferred in accordance with Sections 5(c)(1) and 5(c)(2) above are insufficient to make payment in full to all holders of Series A Preferred pursuant to this Section 5(c)(3), then such assets shall be distributed among the holders of the Series A Preferred at the time outstanding ratably in proportion to the full amounts to which they would otherwise be entitled under this Section 5(c)(3).



                                       8.

                        (4) After payment of the full liquidation preference of the Series C Preferred, Series B Preferred and Series A Preferred as set forth above in Sections 5(c)(1), 5(c)(2) and 5(c)(3), upon any liquidation (as defined below), dissolution or winding up of the Corporation, whether voluntary or involuntary:

                                (i) where the amount payable on account thereof
per share of Voting Common Stock (assuming all Non-Voting Common Stock, Series A Preferred, Series B Preferred and Series C Preferred are deemed converted into Voting Common Stock at the then applicable conversion rates immediately prior to such liquidation, dissolution or winding up of the Corporation) is less than Three Dollars ($3.00), the holders of the Series B Preferred, the holders of the Series A Preferred and the holders of the Common Stock shall receive the remaining assets on a pro rata, as-converted basis.

                                (ii) where the amount payable on account thereof
per share of Voting Common Stock (assuming all Non-Voting Common Stock, Series A Preferred, Series B Preferred and Series C Preferred are deemed converted into Voting Common Stock at the then applicable conversion rates immediately prior to such liquidation, dissolution or winding up of the Corporation) is equal to or greater than Three Dollars ($3.00) and less than Four Dollars Fifty Cents ($4.50), the holders of the Series B Preferred and the holders of the Common Stock shall receive the remaining assets on a pro rata, as-converted basis.

                                (iii) where the amount payable on account
thereof per share of Voting Common Stock (assuming all Non-Voting Common Stock, Series A Preferred, Series B Preferred and Series C Preferred are deemed converted into Voting Common Stock at the then applicable conversion rates immediately prior to such liquidation, dissolution or winding up of the Corporation) is equal to or greater than Four Dollars Fifty Cents ($4.50), the holders of the Common Stock shall receive the remaining assets on a pro-rata basis.

                        (5) Notwithstanding anything in Sections 5(c)(1), 5(c)(2), 5(c)(3) or 5(c)(4) above to the contrary, in the event of a liquidation:

                                (i) the holders of Series A Preferred shall be
entitled to participate in distributions to holders of the Common Stock such that, after giving effect to all distributions as set forth therein, the holders of Series A Preferred receive aggregate distributions equal to the greater of the amounts payable to the Series A Preferred pursuant to Sections 5(c)(3) and 5(c)(4)(i) above and the amounts that such holders would have received if the Series A Preferred had been converted into Common Stock immediately prior to such liquidation of the Corporation;

                                (ii) the holders of Series B Preferred shall be
entitled to participate in distributions to holders of the Common Stock such that, after giving effect to all distributions as set forth therein, the holders of Series B Preferred receive aggregate distributions equal to the greater of the amounts payable to Series B Preferred pursuant to Sections 5(c)(2) and 5(c)(4)(ii) above and the amounts that such holders would have received if the Series B Preferred had been converted into Common Stock immediately prior to such liquidation of the Corporation; and


                                       9.

                                (iii) the holders of Series C Preferred shall be
entitled to participate in distributions to holders of the Common Stock such that, after giving effect to all distributions as set forth therein, the holders of Series C Preferred receive aggregate distributions equal to the greater of the amounts payable to the Series C Preferred pursuant to Sections 5(c)(1) above and the amounts that such holders would have received if the Series C Preferred had been converted into Common Stock immediately prior to such liquidation of the Corporation.

                        (6) The following events shall be considered a liquidation under this Section:

                                (i) any consolidation or merger of the Company
with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                                (ii) a sale, lease, or other disposition of all
or substantially all of the assets of the Company (an "Asset Transfer").

               (d) CONVERSION RIGHTS. The holders of the Series C Preferred, Series B Preferred and Series A Preferred shall have the following rights with respect to the conversion of the Series C Preferred, Series B Preferred and Series A Preferred into shares of Common Stock (the "Conversion Rights"):

                        (1) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5(d), any shares of Series C Preferred, Series B Preferred and Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series C Preferred will be entitled upon conversion will be the product obtained by multiplying the "Series C Conversion Rate" then in effect (determined as provided in Section 5(d)(3)) by the number of shares of Series C Preferred being converted. The number of shares of Common Stock to which a holder of Series B Preferred will be entitled upon conversion will be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 5(d)(3)) by the number of shares of Series B Preferred being converted. The number of shares of Common Stock to which a holder of Series A Preferred will be entitled upon conversion will be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 5(d)(3)) by the number of shares of Series A Preferred being converted.

                        (2) AUTOMATIC CONVERSION.

                                (i) Each share of Series C Preferred, Series B
Preferred and Series A Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series C Conversion Price, Series B Conversion Price or Series A Conversion Price (as defined in Section 5(d)(4)), respectively, at any time upon (i) the affirmative vote of the


                                      10.

holders of at least seventy-five percent (75%) of the Preferred Stock then outstanding, or (ii) immediately upon the closing of a firmly-underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (at a per share price not less than Four Dollars ($4.50) per share), in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $15,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d)(5).

                                (ii) PAY TO PLAY PROVISION. (A) For purposes of
this Section 5(d)(2)(ii), the following definitions apply:

                                        i) "INVESTOR" shall mean the holders of
the Company's outstanding Series A Preferred and Series B Preferred; provided, however, that affiliated entities shall be aggregated together and considered a single "Investor" for purposes of determining whether such Investor has purchased its full Pro Rata Share.

                                        ii) "NEW SECURITIES" shall mean any
capital stock (including Common Stock) of the Company now or hereafter authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever, that are, or may become, convertible into capital stock, issued by the Company after the Original Issue Date (as defined in Section 5(d)(6)) and designated by the Company's Board of Directors and the holders of a majority of the then outstanding shares of Series A Preferred and Series B Preferred as "New Securities" for purposes of this Section 5(d)(2)(ii). Such a designation of New Securities by the Company's Board of Directors and the holders of the majority of the then outstanding shares of Series A Preferred and Series B Preferred shall be considered a cash call by the Company triggering the "pay to play" provisions of this Section 5(d)(2)(ii).

                                        iii) "PURCHASE PRICE" shall mean the
price per share of the New Securities.

                                        iv) "CLOSING" shall mean the original
issuance date of the New Securities.

                                        v) "PRO RATA SHARE" with respect to an
Investor shall mean (i) the dollar investment determined by the Purchase Price multiplied by the number of shares of the New Securities multiplied by (ii) a fraction, the numerator of which is the number of shares of Voting Common Stock into which the shares of Series A Preferred and Series B Preferred then held by that Investor are convertible, and the denominator of which is the total number of shares of Voting Common Stock into which all outstanding shares of Preferred Stock are convertible.

                                        vi) "PARTICIPATING INVESTOR" shall mean
any Investor that agrees to purchase at least its Pro Rata Share of New Securities pursuant to Section 5(d)(2)(ii)(B) hereof.

                                        vii) "NON-PARTICIPATING INVESTOR" shall
mean any Investor that does not purchase at least its full Pro Rata Share of the New Securities.


                                      11.

                                        viii) "NON-PARTICIPATING SHARES" shall
be calculated separately with respect to each Non-participating Investor and shall mean for each of the Series A Preferred and Series B Preferred the number of shares of either such series of Preferred Stock (including options, warrants and other rights to acquire shares of such series of Preferred Stock) held by such Non-participating Investor multiplied by such Non-participating Investor's Non-participating Percentage.

                                        ix) "NON-PARTICIPATING PERCENTAGE" shall
mean the percentage obtained pursuant to the following formula:

               1 - (Participating Consideration / Pro Rata Share)

                                        x) "PARTICIPATING CONSIDERATION" shall
mean the consideration paid by an Investor to the Company for the purchase of the New Securities; provided that if such Investor does not purchase any New Securities, the Non-Participating Percentage will be 100%.

                                (B) In the event the Board of Directors and the
holders of a majority of the then outstanding shares of Series A Preferred and Series B Preferred approve the issuance of New Securities, the Company shall give each Investor a written notice (the "Issuance Notice") of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Investor shall, within fifteen (15) days from the date of the Issuance Notice, provide written notice to the Company that (i) such Investor agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice or (ii) such Investor shall be a Non-participating Investor and specifying the portion, if any, of its Pro Rata Share it will be purchasing. Any Investor who shall fail to provide such written notice within such fifteen (15) day period shall be deemed to be a Non-participating Investor who has elected not to purchase any New Securities.

                                (C) Each and every Non-participating Share of
Series B Preferred held by each and every Non-participating Investor shall be automatically converted immediately prior to the Closing into such number of shares of Voting Common Stock (or options, warrants or other rights to acquire such number of shares of Voting Common Stock as applicable), as is determined by dividing the Series B Original Issue Price by the then applicable Series B Conversion Price. Each and every Non-participating Share of Series A Preferred held by each and every Non-participating Investor shall be automatically converted immediately prior to the Closing into such number of shares of Voting Common Stock, options, warrants or other rights to acquire such number of shares of Voting Common Stock (as applicable), as is determined by dividing the Series A Original Issue Price by the then applicable Series A Conversion Price. As of immediately prior to the Closing, shares of Series B Preferred and Series A Preferred converted pursuant to this Section 5(d)(2)(ii) shall no longer be outstanding on the books of the Company and the Non-participating Investors shall be treated for all purposes as the record holder of the shares of Voting Common Stock issued upon conversion thereof on the date of the Closing.



                                      12.

        In no event shall any share of any series of Preferred Stock be automatically converted into a share of Voting Common Stock pursuant to this
Section 5(d)(2)(ii) unless it constitutes a Non-participating Share as defined in Section 5(d)(2)(ii)(A)(viii) hereof.

                                (iii) Upon the occurrence of either event
specified in paragraph (i) or, with respect to the Series A Preferred and Series B Preferred, the event specified in paragraph (ii) above, the outstanding shares of Series C Preferred, Series B Preferred and Series A Preferred shall be converted automatically as of the date of such occurrence, pursuant to paragraph
(i) or as of the date of Closing pursuant to paragraph (ii), without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Preferred, Series B Preferred and Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series C Preferred, Series B Preferred and Series A Preferred, the holders of Series C Preferred, Series B Preferred and/or Series A Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series C Preferred, Series B Preferred or Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred, Series B Preferred and Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on the shares of Series C Preferred, Series B Preferred and Series A Preferred being converted, up to and including the date of such conversion.

                        (3) CONVERSION RATE. The Conversion Rate in effect at any time for conversion of the Series C Preferred (the "Series C Conversion Rate"), the Series B Preferred (the "Series B Conversion Rate") and the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price applicable to such series by the Conversion Price applicable to such series, calculated as provided in Section 5(d)(4) below.

                        (4) CONVERSION PRICE. The Conversion Price for the Series C Preferred shall initially be the Series C Original Issue Price (the "Series C Conversion Price"). The Conversion Price for the Series B Preferred shall initially be the Series B Original Issue Price (the "Series B Conversion Price"). The conversion price for the Series A Preferred shall initially be the Series A Original Issue Price (the "Series A Conversion Price"). Such initial Series C Conversion Price, Series B Conversion Price and Series A Conversion Price shall be adjusted from time to time in accordance with this Section 5(d). All references to the Series C Conversion Price, Series B Conversion Price and the Series A Conversion Price herein shall mean the Series C Conversion Price, Series B Conversion Price and Series A Conversion Price, respectively, as so adjusted.


                                      13.

                        (5) MECHANICS OF CONVERSION. Each holder of Series C Preferred, Series B Preferred or Series A Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5(d)(5) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series C Preferred, Series B Preferred or Series A Preferred and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series C Preferred, Series B Preferred or Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series C Preferred, Series B Preferred or Series A Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Series C Preferred, Series B Preferred or Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                        (6) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation at any time or from time to time after the date that the first share of Series C Preferred is issued (the "Original Issue Date") effects a subdivision of the outstanding Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(d)(6) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        (7) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price of each series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 5(d)(7) to reflect the actual payment of such dividend or distribution.


                                      14.

                        (8) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series C Preferred, Series B Preferred and Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series C Preferred, Series B Preferred or Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5(d) with respect to the rights of the holders of the Series C Preferred, Series B Preferred and Series A Preferred or with respect to such other securities by their terms.

                        (9) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series C Preferred, Series B Preferred and Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5(d)), in any such event each holder of Series C Preferred, Series B Preferred and Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series C Preferred, Series B Preferred and Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                        (10) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date there is a capital reorganization, merger, consolidation or sale of all or substantially all of the Corporation's assets (a "Capital Reorganization") of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5(d)), as a part of such Capital Reorganization, provision shall be made so that the holders of the Series C Preferred, Series B Preferred and Series A Preferred shall thereafter be entitled to receive upon conversion of the Series C Preferred, Series B Preferred and Series A Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(10) with respect to the rights of the holders of Series C Preferred, Series B Preferred and Series A Preferred after the Capital Reorganization to the end that the provisions of this Section 5(d)(10) (including adjustment of the Conversion Price applicable to such series then in effect and the number of shares issuable upon conversion of the


                                      15.

Series C Preferred, Series B Preferred and Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                        (11) SALE OF SHARES BELOW CONVERSION PRICE.

                                (i) If at any time or from time to time after
the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (11) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (11)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 5(d)(7) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(d)(6) above, for an Effective Price (as defined in subsection (11)(iv) below) less than the then effective Conversion Price with respect to any series of Preferred Stock, then and in each such case the then existing Conversion Price for such series of Preferred Stock shall be automatically reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (as defined below) immediately prior to such issuance or sale, plus (B) the number of shares of Common stock which the aggregate consideration received (as defined in subsection (11)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be (C) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (D) the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the number of shares of Common Stock into which the then outstanding shares of Series C Preferred, Series B Preferred and Series A Preferred could be converted if fully converted on the date immediately preceding the given date.

                                (ii) For the purpose of making any adjustment
required under this subsection (11), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, but without deduction of any expenses payable by the Company; or (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (11)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                (iii) For the purpose of the adjustment required
under this subsection (11), if the Company issues or sells any rights or options for the purchase of, or stock


                                      16.

or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price with respect to any series of Preferred Stock, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amount of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amount of such consideration cannot be ascertained, but is a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amount of consideration without reference to such clauses; provided further that if the minimum amounts of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

               No further adjustment of the Conversion Price with respect to any series of Preferred Stock, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to such Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series C Preferred, Series B Preferred and Series A Preferred.


                                      17.

                                (iv) "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (11), whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series C Preferred, Series B Preferred and Series A Preferred;
(2) shares of Common Stock and/or options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalization and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) shares of Preferred or Common Stock, or any warrant therefor or other convertible security, issued in conjunction with equipment lease financing arrangements; (4) shares issued after repurchase pursuant to any restricted stock purchase agreement following a termination; and (5) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or convertible securities (including, without limitation, the Nonvoting Common Stock) outstanding as of the Original Issue Date.

        The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (11), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this subsection (11), for such Additional Shares of Common Stock.

                                (v) Notwithstanding anything to the contrary in
this subsection (11), the Conversion Price of Series C Preferred, Series B Preferred and Series A Preferred automatically converted into shares of Voting Common Stock in connection with Section 5(d)(2)(ii) shall not be reduced by this subsection (11) with respect to the issuance of New Securities that triggers the automatic conversion pursuant to Section 5(d)(2)(ii).

                        (12) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price with respect to any series of Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred, Series B Preferred or Series A Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Preferred, Series B Preferred or Series A Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the Conversion Price with respect to such series at the time in effect, and (B) the type and amount, if any, of other property that at the time would be received upon conversion of the Series C Preferred, Series B Preferred or Series A Preferred.

                        (13) NOTICES OF RECORD DATE. Upon (A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the Corporation, any Acquisition (as defined in Section 5(c)(3)(i)), or any Asset Transfer (as defined in Section 5(c)(3)(ii)), or any voluntary or involuntary dissolution, liquidation or winding


                                      18.

up of the Corporation, the Corporation shall mail to each holder of Series C Preferred, Series B Preferred and Series A Preferred, at least 20 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, Acquisition, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, Acquisition, Asset Transfer, dissolution, liquidation or winding up.

               (14) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred, Series B Preferred or Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred, Series B Preferred or Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's per share fair market value (as determined in good faith by the Board of Directors) on the date of conversion.

               (15) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred, Series B Preferred and Series A Preferred, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred, Series B Preferred and Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of the Series C Preferred, Series B Preferred and Series A Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

               (16) NOTICES. Any notice required by the provisions of this
Section 5(d) to be given to the holders of shares of the Series C Preferred, Series B Preferred and Series A Preferred shall be deemed given upon the earlier of actual receipt or 15 days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (17) PAYMENT OF TAXES. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred, Series B Preferred or Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred, Series B Preferred or Series A Preferred so converted were registered.



                                      19.

               (e) PROTECTIVE PROVISIONS.

                        (1) So long as any shares of Series C Preferred are outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the shares of the Series C Preferred, voting together as a single class, alter or change the rights, preferences or privileges of the shares of the Series C Preferred so as to affect adversely the shares of the Series C Preferred, [; provided, however, that an increase in the authorized number of shares of Series C Preferred shall not require such a vote or written consent] [or] [including increasing the authorized number of shares of Series C Preferred]. So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the shares of the Series B Preferred, voting together as a single class, alter or change the rights, preferences or privileges of the shares of the Series B Preferred so as to affect adversely the shares of the Series B Preferred, including increasing the authorized number of shares of Series B Preferred. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the shares of the Series A Preferred, voting together as a single class, alter or change the rights, preferences or privileges of the shares of the Series A Preferred so as to affect adversely the shares of the Series A Preferred, including increasing the authorized number of shares of Series A Preferred.

                        (2) So long as at least Five Hundred Thousand (500,000) shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) remain issued and outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the shares of Preferred Stock, voting together as a single class:

                                (i) authorize or issue any class of security
senior to the Series C Preferred, Series B Preferred or Series A Preferred; provided, however, that any security with a dividend or liquidation preference that is greater than that of the Series C Preferred, Series B Preferred or Series A Preferred solely as a result of, or in connection with, a higher per share initial purchase price of such security shall not be deemed senior for purposes hereof;

                                (ii) authorize an Asset Transfer, Acquisition,
or any other merger, consolidation or reorganization of the Company; or

                                (iii) effect a repurchase or other acquisition
of the Company's own shares from Alan Ramadan, John Bertrand or Quokka Sports Pty. Ltd. as Trustee for Ozware Developments Unit Trust.

                                    ARTICLE V
                                   MANAGEMENT

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:


                                      20.

        1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that will constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaws adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation; and, provided, further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

        3. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

        4. At any time at which the requirements of Section 2115(b) of the California Corporations Code are applicable to this Corporation (but not otherwise), the following shall apply:

               (a) Every stockholder entitled to vote in any election of directors of this Corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit;

               (b) No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of the Corporation, prior to the voting, (ii) the stockholder has given advance notice to the Corporation of the intention to cumulate votes pursuant to the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes; and

               (c) If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

                                   ARTICLE VI
                             LIABILITY OF DIRECTORS

        A. A director of the Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware



                                      21.

General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                   ARTICLE VII
                                    AMENDMENT

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation."

                                    * * * * *

        5. This Amended and Restated Certificate has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law and written notice of such was given by the Corporation in accordance with said Section 228.






                      [This Space Intentionally Left Blank]



                                      22.

        IN WITNESS WHEREOF, this Certificate has been subscribed this 22nd day of December, 1998 by the undersigned, who affirms that the statements made herein are true and correct.


                                     QUOKKA SPORTS, INC.



                                     By: /s/ ALAN RAMADAN
                                         ----------------------------------
                                            Alan Ramadan
                                            President


ATTEST:



By: /s/ LES SCHMIDT
   ---------------------------------
        Les Schmidt
        Secretary